Exhibit 21.1

SUBSIDIARIES OF TEMPUR SEALY INTERNATIONAL, INC.

Entity	State or Country of Organization

Tempur World, LLC	Delaware
Tempur-Pedic Management, LLC	Delaware
Tempur-Pedic Manufacturing, Inc.	Delaware
Tempur Production USA, LLC	Virginia
Dawn Sleep Technologies, Inc.	Delaware
Tempur-Pedic Sales, Inc.	Delaware
Tempur-Pedic North America, LLC	Delaware
Tempur-Pedic Technologies, Inc.	Delaware
Tempur-Pedic America, LLC	Delaware
Tempur Holdings B.V.	Netherlands
Dan-Foam ApS	Denmark
Tempur Danish Holdings ApS	Denmark
Tempur Danmark P/S	Denmark
Dan-Foam Acquisition ApS	Denmark
Tempur UK, Ltd.	United Kingdom
Tempur-Pedic Canada Holding Company, ULC	Canada
1390658 Ontario Inc.	Canada
Tempur do Brasil Industria E Comercio De Colhoes LTDA	Brazil
Tempur Japan Yugen Kaisha	Japan
Tempur International Limited	United Kingdom
Tempur Danmark A/S	Denmark
Tempur Suomi OY	Finland
Tempur Norge AS	Norway
Tempur Sverige AB	Sweden
Tempur Italia S.L.R.	Italy
Tempurpedic Ecuador Compania Limitada	Ecuador
Tempur France SAS	France
Tempur Holding GmbH	Germany
Tempur Sleep Center GmbH	Germany
Tempur Deutschland GmbH	Germany
Tempur Schweiz AG	Switzerland
Tempur Polska Sp Z.o.o.	Poland
Tempur Portugal, Unipessoal LDA	Portugal
TEMPUR Pedic Espa ñ a, S.A,	Spain
Tempur Singapore Pte Ltd.	Singapore
Tempur Benelux B.V.	Netherlands
Tempur Benelux Retail B.V	Netherlands
Tempur Osterreich GmbH	Austria
Tempur Australia Pty. Ltd.	Australia
Tempur New Zealand Ltd.	New Zealand
Tempur China Holding Co. Ltd	Hong Kong
Tempur Shanghai Holding Ltd	Hong Kong
Tempur Pedic (Shanghai) Trading Co., Ltd	China
Tempur Korea Limited	South Korea
Sealy Mattress Corporation	Delaware
Sealy Mattress Company	Ohio
Sealy Mattress Company of Puerto Rico	Ohio

Ohio-Sealy Mattress Manufacturing Co., Inc.	Massachusetts
Ohio-Sealy Mattress Manufacturing Co.	Georgia
Sealy Mattress Company of Kansas City, Inc.	Missouri
Sealy Mattress Company of Memphis	Tennessee
Sealy Mattress Company of Illinois	Illinois
A. Brandwein & Company	Illinois
Sealy Mattress Company of Albany, Inc.	New York
Sealy of Maryland and Virginia, Inc.	Maryland
Sealy of Minnesota, Inc.	Minnesota
North American Bedding Company	Ohio
Sealy, Inc.	Ohio
Mattress Holdings International, LLC	Delaware
The Ohio Mattress Company Licensing and Components Group	Delaware
Sealy Mattress Manufacturing Company, Inc.	Delaware
Sealy Technology LLC	North Carolina
Comfort Revolution International, LLC	Delaware
Sealy Kurlon Limited	India
Sealy Korea, Inc.	Delaware
Sealy (Switzerland) Gmbh	Switzerland
Sealy (Switzerland) GmbH Finance	Guernsey, Channel Islands
Mattress Holdings International B.V.	The Netherlands
Sealy Canada, Ltd.	Alberta
Gestion Centurion, Inc.	Quebec
Sealy Argentina SRL	Argentina
Sealy Uruguay SRL	Uruguay
Sealy Andina Limitada	Chile
Sealy Asia (Singapore) Pte, Ltd.	Singapore
Sealy Asia (Hong Kong) Ltd	Hong Kong
Sealy Asia (Malaysia) Sdn. Bhd	Malaysia
Sealy India (Holdings) Pte Ltd	Singapore
Sealy India (Holdings) Pte Ltd	India
Sealy New Zealand Ptd Ltd	New Zealand
Sealy China (Holdings) Ltd	Hong Kong
Sealy Trading (Shanghai) Co. Ltd	China
Sealy Bedding & Furniture (Shanghai) Co., Ltd	China
Sealy do Brasil, Limitada	Sorocaba, Brasil
Sealy Mattress Company Mexico S. De R.L. De C.V.	Mexico
Sealy Servicios De Mexico S.A. De C.V.	Mexico
Sealy Colchones De Mexico S.A. De C.V.	Mexico
Sealy Real Estate, Inc.	North Carolina
Sealy Texas Management, Inc.	Texas
Sealy Mattress Co. of S.W. Virginia	Virginia
Western Mattress Company	California
Advanced Sleep Products	California
Sealy Components—Pads, Inc.	Delaware
Sealy Mattress Company of Michigan, Inc.	Michigan